World Funds Trust N-14/A

Exhibit 99.(14)(n)

Exhibit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment No.1 to the Registration Statement on Form N-14 of World Funds Trust and to the use of our report dated February 28, 2025 on the financial statements and financial highlights of the LDR Real Estate Value-Opportunity Fund, a series of World Funds Trust, appearing in Form N-CSR for the year ended December 31, 2024, which are also incorporated by reference into the Registration Statement.

/s/Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

August 20, 2025